                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Brown-Forman Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        [BROWN-FORMAN CORPORATION LOGO]

              P. O. BOX 1080 - LOUISVILLE, KENTUCKY 40201 - 1080 - USA


    OWSLEY BROWN II
      CHAIRMAN AND
CHIEF EXECUTIVE OFFICER



                                  June 30, 2000

Dear Brown-Forman Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of our
Stockholders:

                       Thursday, July 27, 2000
                       9:30 A.M. (Eastern Daylight Time)
                       Brown-Forman Conference Center
                       850 Dixie Highway
                       Louisville, Kentucky

By attending the meeting, you will have the opportunity to hear a discussion of our business over the past year and to ask questions.

I hope to see you on July 27. Whether or not you can attend, all Class A Stockholders are urged to fill in the attached proxy (voting) card and return it to us. Your vote is very important.

                                       Sincerely,

                                       /s/ Owsley Brown II

                         [BROWN-FORMAN CORPORATION LOGO]

                  850 DIXIE HIGHWAY LOUISVILLE, KENTUCKY 40210



                            NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

Brown-Forman Corporation will hold its annual meeting for holders of its Class A Common Stock IN THE CONFERENCE CENTER AT OUR CORPORATE OFFICES, 850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY, AT 9:30 A.M., LOUISVILLE TIME (EDT), ON THURSDAY, JULY 27, 2000.

We are holding this meeting to:

     - elect a board of ten directors to hold office until the next annual stockholders' meeting; and

     -    transact whatever other business may properly come before the meeting.

You can vote at the meeting if you held Class A Common Stock of record on our books at the close of business on June 19, 2000. Holders of Class B Common Stock may attend the meeting but may not vote. We will not close the stock transfer books. Class A stockholders can vote either in person or by proxy, which means you designate someone else to vote your shares.

FOR CLASS A STOCKHOLDERS, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE:

     -    SIGN AND DATE THE ENCLOSED PROXY CARD; AND

     -    RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

GIVING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE YOUR SHARES IF YOU ATTEND THE MEETING IN PERSON AND DECIDE TO VOTE DIFFERENTLY. ONLY HOLDERS OF CLASS A COMMON STOCK MAY VOTE AT THE MEETING. WE ARE NOT ASKING FOR PROXY CARDS FROM HOLDERS OF CLASS B COMMON STOCK.

We enclose a copy of our Annual Report for the fiscal year ended April 30, 2000, for you to review.

                                       Louisville, Kentucky
                                       June 30, 2000


                                       By Order of the Board of Directors
                                       Michael B. Crutcher, Secretary

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS..........................................................1

INTRODUCTION...................................................................3
        Purpose................................................................3
        Voting Stock...........................................................3
        Voting Rights..........................................................3

ELECTION OF DIRECTORS..........................................................4
        Committees.............................................................5
        Directors' Meetings....................................................5

STOCK OWNERSHIP................................................................6
        Voting Stock Owned by "Beneficial Owners"..............................6
        Stock Owned by Directors and Executive Officers........................7
        Section 16(a) Beneficial Ownership Reporting Compliance................7

EXECUTIVE COMPENSATION.........................................................8
        Compensation Committee Report..........................................8
        Summary Compensation Table............................................10
        Option Grants under the Omnibus Compensation Plan.....................11
        Aggregated Option Values at End of Fiscal 2000........................11

RETIREMENT PLAN DESCRIPTIONS..................................................12

DIRECTOR COMPENSATION.........................................................13

FIVE-YEAR PERFORMANCE GRAPH...................................................14

OTHER INFORMATION.............................................................15
        Transactions with Management..........................................15
        Appointment of Independent Accountants................................15
        Other Proposed Action.................................................15
        Stockholder Proposals for 2001 Annual Meeting.........................15

QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:    WHAT IS THIS PROXY STATEMENT'S PURPOSE?

A: By law, we must give our stockholders certain basic information so they can vote knowledgeably at our annual stockholder meeting.

--------------------------------------------------------------------------------
Q:    WHO CAN VOTE?

A: Holders of our Class A Common Stock as of June 19, 2000. Class B Common stockholders cannot vote.

--------------------------------------------------------------------------------
Q:    WHAT AM I VOTING ON?

A: The election of all members of our Board of Directors. You may also vote on any other matter that is properly brought before the meeting.

--------------------------------------------------------------------------------
Q:    WHAT IS THE PROXY CARD FOR?

A: By completing and signing the Proxy Card, you authorize the individuals named on the card to vote your shares for you.

--------------------------------------------------------------------------------
Q:    WHAT IF I SUBMIT A PROXY CARD AND THEN CHANGE MY MIND ON HOW I
      WANT TO VOTE?

A: No problem. You can revoke your proxy by writing us or by attending the meeting and casting your vote in person.

--------------------------------------------------------------------------------
Q:    WHO ARE THE NOMINEES FOR DIRECTORS?

A: We have ten directors. All of them are running for re-election. We describe each director briefly in this Proxy Statement.

--------------------------------------------------------------------------------
Q:    WHOM MAY I CALL WITH A QUESTION ABOUT THE ANNUAL MEETING?

A: For information about your stock ownership or for other stockholder services, please call Linda Gering, our Stockholder Services Manager, at 502-774-7690. For information about the meeting itself, please call Michael B. Crutcher, our Corporate Secretary, at 502-774-7631.

--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

INTRODUCTION

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES THE PURPOSE OF THIS PROXY STATEMENT, WHO CAN VOTE, AND HOW TO VOTE.
--------------------------------------------------------------------------------

PURPOSE. The Board of Directors of Brown-Forman Corporation is sending you this Proxy Statement in connection with the solicitation of proxies for use at the annual stockholders' meeting, which will be held Thursday, July 27, 2000, at 9:30 Louisville time (EDT) at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky. The Board requests you to sign and return the enclosed proxy.

Beginning on June 30, 2000, we will solicit proxies by mail. Our employees may solicit proxies by mail, phone, fax, the Internet or in person. We will pay all solicitation costs. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to their principals.

VOTING STOCK. We have two classes of common stock, Class A and Class B. Only holders of Class A Common Stock can vote, except in unusual cases as provided by Delaware law. As of the record date, June 19, 2000, we had outstanding 28,988,091 shares of Class A Common Stock.

VOTING RIGHTS. If you were a Class A stockholder on June 19, 2000, and the books of our transfer agent reflect your stock ownership, you may cast one vote for each share recorded in your name. You may vote your shares either in person or by proxy. To vote by proxy, please mark, date, sign, and mail the proxy card we enclose with this Proxy Statement.

Giving a proxy will not affect your right to vote your shares if you attend the meeting and want to vote in person. You may revoke a proxy at any time before it is voted, but only if our Secretary receives written notice of your revocation before your proxy is voted. We will vote all shares represented by effective proxies in accordance with the terms stated in the proxy.

A quorum to conduct business at the meeting consists of a majority of the outstanding Class A shares. To be elected, a director must receive a majority of the votes present at a meeting at which there is a quorum. Likewise, a majority of the shares represented at the meeting must approve any other matters brought to a vote at the meeting. We will count shares voted as "abstaining" as present for purposes of determining the number of shares represented at the meeting, but as votes withheld in the election of a director or on any other matter coming before the meeting. If a broker holding your shares in street name indicates to us on a proxy card that he or she lacks discretionary authority to vote your shares, we will not consider your shares as present or voting for any purpose.

ELECTION OF DIRECTORS

--------------------------------------------------------------------------------
THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THE COMMITTEES ON WHICH THEY SERVE AND THEIR ATTENDANCE AT MEETINGS.
--------------------------------------------------------------------------------

James S. Welch, a director since 1971, left the board in November, 1999 upon reaching age 70, the mandatory retirement age for outside directors. All of our other directors are standing for re-election. At the Annual Meeting, you and our other shareholders will elect ten directors. Once elected, a director holds office until the next annual election of directors or until his or her successor has been elected and qualified, unless he or she first resigns or reaches retirement age. The persons named as proxies will vote the enclosed proxy FOR the election of all nominees below, unless you direct them on the proxy to withhold your vote. If any nominee becomes unable to serve before the meeting, the persons named as proxies may vote for a substitute.

Here are the director nominees, their ages as of April 30, 2000, the years they began serving as directors, their business experience for the last five years, and their other directorships:

JERRY E. ABRAMSON, age 53, director since 1999. Of Counsel, Brown Todd &
    Heyburn, PLLC since January, 1999; Mayor of Louisville, Kentucky (1986 to
    1998).

BARRY D. BRAMLEY, age 62, director since 1996. Non-Executive Chairman, Lenox,
    Incorporated (a subsidiary of Brown-Forman) since 1998; Non-Executive Chairman of Cornwell Parker, PLC High Wycombe, England (1998 to April 2000); Chairman and Chief Executive Officer of British-American Tobacco Company Ltd., London, England (1988 to 1996); Director of BAT Industries, PLC, London, England (1988 to 1996). Other directorships: Anglia Maltings (Holdings), Ltd. and Skandinavisk Tobakskompagni A/S.

GEO. GARVIN BROWN III*, age 56, director since 1971. Chairman of Trans-Tek, Inc.
    since 1988.

OWSLEY BROWN II*, age 57, director since 1971. Our Chairman since July, 1995 and our Chief Executive Officer since July, 1993; our President from 1987 to 1995. Other directorships: LG&E Energy Corp. and NACCO Industries, Inc.

DONALD G. CALDER, age 62, director since 1995. President and CFO, G.L. Ohrstrom
    & Co., Inc., a private investment firm, since 1997; Vice President (1996 to
    1997); Partner of predecessor partnership, G.L. Ohrstrom & Co. (1970 to
    1996). Chairman and CEO of Harrow Industries (1997 to 1999). Other directorships include Carlisle Companies Incorporated, Roper Industries, Inc. and Central Securities Corporation.

OWSLEY BROWN FRAZIER*, age 64, director since 1964. Our former Vice Chairman
   (1983 to May 2000).

-------------------
    * Geo. Garvin Brown III and Dace Brown Stubbs are siblings. Dace Brown Stubbs and Geo. Garvin Brown III are first cousins of Owsley Brown II and Owsley Brown Frazier, who are themselves first cousins. Due to their positions as directors, their family relationships, and their beneficial ownership of our Class A Common Stock, each may be considered a "control person" of Brown-Forman.

RICHARD P. MAYER, age 60, director since 1994. Retired; former Chairman and
    Chief Executive Officer of Kraft General Foods North America (now Kraft Foods Inc.) (1989 to 1995). Other directorships: Dean Foods Company.

STEPHEN E. O'NEIL, age 67, director since 1978. Principal, The O'Neil Group
    (1991 to present). Other directorships: Alger American Fund, Inc.; Alger Fund, Inc.; Castle Convertible Fund, Inc.; NAHC, Inc.; and Spectra Fund, Inc.

WILLIAM M. STREET**, age 61, director since 1971. Our Vice Chairman since 1987.
    Other directorship: National City Bank of Kentucky.

DACE BROWN STUBBS*, age 53, director since 1999. Private investor.

COMMITTEES. The Board has an Audit Committee, which in fiscal 2000 was composed of outside directors Richard P. Mayer (chairman), Jerry E. Abramson and Stephen E. O'Neil. We also have a Compensation Committee, which in fiscal 2000 was composed of outside directors Stephen E. O'Neil (chairman), Richard
    P. Mayer, and Donald G. Calder.

The Audit Committee:

    - recommends to the Board the engagement of independent accountants;

    - reviews the range of audit and non-audit services performed by independent accountants and the fees for such services;

    - assesses our policies and procedures on maintaining accounting records and the adequacy of our internal controls;

    - evaluates management's implementation of recommendations made by the independent accountants and internal auditors; and

    - oversees the company's corporate compliance program.

It met twice during fiscal 2000.

The Compensation Committee sets the compensation of our most highly paid officers and administers short and long term bonus awards to these officers under the Omnibus Compensation Plan. It met twice in fiscal 2000.

The Board has no standing nominating committee.

DIRECTORS' MEETINGS. The Board met six times during fiscal 2000. Each current director attended at least 75% of the aggregate number of Board and applicable committee meetings held in fiscal 2000.

-------------------
    ** Because of Mr. Street's position as a director and executive officer, as well as his beneficial ownership of our Class A Common Stock, he may be considered a "control person" of Brown-Forman.

STOCK OWNERSHIP

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES (A) PEOPLE WHO OWN BENEFICIALLY 5% OR MORE OF OUR VOTING STOCK AND (B) HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. UNDER THE SEC'S DEFINITION OF "BENEFICIAL OWNERSHIP," SOME SHARES ARE SHOWN AS OWNED BY MORE THAN ONE PERSON AND ARE THEREFORE COUNTED MORE THAN ONCE.
--------------------------------------------------------------------------------

VOTING STOCK OWNED BY "BENEFICIAL OWNERS." This table shows each "beneficial owner" of more than 5% of our Class A Common Stock, our only class of voting stock, as of April 30, 2000. The Securities and Exchange Commission defines "beneficial ownership" to include shares over which a person has sole or shared voting or investment power, as well as all shares underlying options that are exercisable within sixty days. Under this definition, "beneficial owners" may or may not receive any economic benefit (such as receiving either dividends or sale proceeds) from the shares attributed to them. USING THIS DEFINITION, SOME SHARES SHOWN BELOW ARE OWNED BY MORE THAN ONE PERSON. Some "beneficial owners" share voting and investment powers as members of advisory committees of certain trusts of which corporate fiduciaries are the trustees. Counting each share only once, the aggregate number of shares of Class A Common Stock beneficially owned by the people in this table is 20,881,991 shares, or 72% of the outstanding shares of that class.

=============================================================================================================================
                                                    AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP"
                                 -------------------------------------------------------------------------
   NAME AND ADDRESS              SOLE VOTING AND        SHARED VOTING AND          TOTAL SOLE AND SHARED           PERCENT OF
                                 INVESTMENT POWER        INVESTMENT POWER       VOTING AND INVESTMENT POWER           CLASS
=============================================================================================================================
W.L. LYONS BROWN, JR.
 501 So. Fourth Avenue                406,279                13,379,453                 13,785,732                    47.6%
 Louisville, Kentucky
OWSLEY BROWN FRAZIER
 850 Dixie Highway                    580,601                11,560,978                 12,141,579                    41.9%
 Louisville, Kentucky
DACE BROWN STUBBS
 135 Sago Palm Road                     1,000                 9,444,864                  9,445,864                    32.6%
 Vero Beach, Florida
OWSLEY BROWN II
 850 Dixie Highway                    476,792                 5,312,939                  6,089,731                    21.0%
 Louisville, Kentucky
INA B. BOND
 8215 West U.S. Highway 42            979,149                 3,348,381                  4,327,530                    14.9%
 Skylight, Kentucky
ROBINSON S. BROWN, JR.
 5208 Avish Lane                      200,915                 2,881,286                  3,082,201                    10.6%
 Harrods Creek, Kentucky
SANDRA A. FRAZIER
 424 Pennington Lane                  166,728                 2,116,314                  2,283,042                     7.9%
 Louisville, Kentucky
==============================================================================================================================

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS. The following table shows the "beneficial ownership" as of April 30, 2000, by each director nominee, by each Named Executive Officer (as defined on page 8), and by all directors and executive officers as a group, of our Class A and Class B Common Stock.

=============================================================================================
                                                         CLASS A COMMON STOCK
                                   ----------------------------------------------------------
                                     VOTING & INVESTMENT POWER          SOLE & SHARED VOTING
                                                                        & INVESTMENT POWER
                                   ----------------------------      ------------------------
       NAME                           SOLE             SHARED          TOTAL            % OF
                                                                                        CLASS
=============================================================================================
Jerry E. Abramson                        140                  0             140             *
Barry D. Bramley                         100                  0             100             *
Geo. Garvin Brown III                 52,009          1,298,251       1,350,260          4.7%
Owsley Brown II                      476,792          5,312,939       5,789,731         19.9%
Donald G. Calder                       6,000                  0           6,000             *
Owsley Brown Frazier                 580,601         11,560,978      12,141,579         41.9%
Stanley A. Krangel                         0                  0               0             *
Richard P. Mayer                       3,000                  0           3,000             *
Stephen E. O'Neil                          0                  0               0             *
Steven B. Ratoff                       5,306                  0           5,306             *
William M. Street                    560,714                  0         560,714          1.9%
Dace Brown Stubbs                      1,000          9,444,864       9,445,864         32.6%
All Directors and Executive        1,681,997         16,874,968      18,556,965           64%
Officers as a Group(2)

=============================================================================================
                                                         CLASS B COMMON STOCK
                                   ----------------------------------------------------------
                                          INVESTMENT POWER                 SOLE & SHARED
                                                                         INVESTMENT POWER
                                   ----------------------------      ------------------------
       NAME                           SOLE             SHARED          TOTAL            % OF
                                                                                        CLASS
=============================================================================================
Jerry E. Abramson                      2,796                  0           2,796             *
Barry D. Bramley                       3,902                  0           3,902             *
Geo. Garvin Brown III                  4,675             60,776          65,451             *
Owsley Brown II                       58,028          4,675,270       4,733,298         11.9%
Donald G. Calder                       1,502                  0           1,502             *
Owsley Brown Frazier                  55,878          7,842,965       7,898,843           20%
Stanley A. Krangel                     3,584                  0           3,584             *
Richard P. Mayer                       4,502                  0           4,502             *
Stephen E. O'Neil                      1,502                500(1)        2,002             *
Steven B. Ratoff                      12,107                  0          12,107             *
William M. Street                      7,908                  0           7,908             *
Dace Brown Stubbs                          0          7,842,965       7,842,965           20%
All Directors and Executive          192,068         12,534,580      12,726,648         32.2%
Officers as a Group(2)
=============================================================================================

 *  Less than 1%.

    (1) Owned by The O'Neil Foundation, of which Mr. O'Neil is President. Mr. O'Neil disclaims beneficial ownership of these shares.

    (2) In computing the aggregate number of shares and percentages owned by all directors and executive officers as a group, we counted each share only once.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Executive officers, directors, and "beneficial owners" of more than 10% of our Class A Common Stock must file reports of changes in ownership of our stock pursuant to Section 16(a) of the Securities Exchange Act of 1934. We have reviewed the reports and written representations we received from these persons. Based solely on this review, we believe that during fiscal 2000 these persons reported all transactions on a timely basis.

EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------
THIS SECTION IS A REPORT FROM THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS. THE REPORT EXPLAINS OUR COMPENSATION PHILOSOPHY, HOW COMPENSATION DECISIONS ARE MADE FOR OUR MOST SENIOR EXECUTIVES, AND HOW WE COMPLY WITH
SECTION 162(M) OF THE INTERNAL REVENUE CODE (WHICH GOVERNS OUR ABILITY TO DEDUCT THE COMPENSATION OF OUR MOST HIGHLY PAID OFFICERS).
--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

FUNCTION. The Compensation Committee consists of three non-employee directors. We met twice in fiscal 2000 to review and determine the compensation of the company's senior leadership. We also reviewed compensation recommendations prepared by the company's Management Compensation Review Committee, which determines the compensation of the next tier of officers. During fiscal 2000, the Management Compensation Review Committee consisted of Owsley Brown II, Owsley B. Frazier and William M. Street, all directors.

We administer the short and long term bonus plans for the company's eight senior executives, who are referred to as Executive Officers. Within the Executive Officer group we distinguish among three subgroups:

- the Top Three, consisting of the Chairman/CEO, Owsley Brown II, and two Vice Chairmen, Owsley B. Frazier and William M. Street, who in fiscal 2000 comprised the Executive Committee of the Board of Directors;

- the Next Two, Steven B. Ratoff, our Chief Financial Officer, and Stanley A. Krangel, President of Lenox, Incorporated. These individuals, together with the Top Three, constitute the five most highly compensated Executive Officers. This subgroup of five is referred to as Named Executive Officers; and

-    three additional Executive Officers.

Our committee sets the salaries for the Top Three. The Management Compensation Review Committee sets salaries for the remaining five Executive Officers.

COMPENSATION PHILOSOPHY. We set compensation targets for the eight Executive Officers using the same philosophy the company uses in setting compensation for all salaried employees: first, to offer sufficient compensation to attract, motivate, and retain high-quality talent; and second, to tie bonus achievement to the company's successful financial performance.

TOP THREE OFFICERS. We rely in part on survey data to set the salary and bonuses for the Top Three officers, including the CEO. We annually review the results of two different surveys, one from Hay Management Consultants and the other from Hewitt Associates. Hay surveys compensation of officers at companies in the manufacturing business (examples would include Armstrong World Industries, H. J. Heinz, and Wm. Wrigley Jr. Corporation). Hewitt surveys companies in the consumer products business; this is the field from which we typically recruit executives (examples would include Fortune Brands, Hershey Foods Corporation and The Seagram Company Ltd.). We blend this data (appropriately adjusted for the size of the company) on a 50% - 50% basis to derive compensation levels that we believe are representative of the market.

The compensation mix of the Top Three officers consists of salary (36%), annual bonus (25%), and long term compensation (39%). Salaries are set with respect to the market data. We develop targets for annual and long term bonuses based on Business Value Added ("BVA"), which is the after-tax income in excess of a proxy for the company's cost of capital. Long term compensation consists of cash, which is paid based upon reaching BVA goals over three years, and stock options, which vest after three years and are exercisable within ten years.

We set compensation targets that are somewhat above the mid-market level to attract and retain the type of executives who will provide the fine leadership our company needs for success.

In considering compensation for fiscal 2000, in addition to the survey data discussed above, we looked at the compensation increases (approximately 4.5%) for company employees who are not eligible for bonuses and the company's performance last fiscal year. We decided that the aggregate compensation increase for the Top Three officers should be 8.7%.

NEXT TWO; OTHER EXECUTIVE OFFICERS. We set the short and long term bonuses for:
(a) the Next Two most highly paid officers, Mr. Ratoff and Mr. Krangel; and (b) the company's three other Executive Officers, in each case upon the recommendation of the Management Compensation Review Committee. The Management Compensation Review Committee sets the salaries for Mr. Ratoff and Mr. Krangel and for the company's other three Executive Officers.

COMPLIANCE WITH TAX LAW LIMITS ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation an employer may deduct when paid to a Named Executive Officer. The law does, however, allow employers to deduct compensation over $1 million if it is performance based and paid under a formal compensation plan that meets the Code's requirements. We took appropriate steps in setting goals under the Omnibus Plan to assure the deductibility of all compensation paid to Named Executive Officers. We expect the company to be able to deduct all fiscal 2000 compensation.

CONCLUSION. Based upon the information available at the time we determined the compensation for fiscal 2000 for our Named Executive Officers, we believe that the levels of compensation were consistent with targeted levels and that the compensation increases we granted during fiscal 2000 were prudent.

STEPHEN E. O'NEIL, CHAIRMAN           RICHARD P. MAYER          DONALD G. CALDER

--------------------------------------------------------------------------------
THE NEXT SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR NAMED EXECUTIVE OFFICERS.
--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

=================================================================================================================================
                                                                     ANNUAL                        LONG TERM
                                                                   COMPENSATION                   COMPENSATION
                                                           -------------------------       -------------------------
                                                                                            AWARDS:        PAYOUTS:
                                                                                            CLASS B       LONG TERM     ALL OTHER
 NAME AND PRINCIPAL POSITIONS          FISCAL YEAR         SALARY          BONUS(1)          SHARES       INCENTIVE       COMPEN-
                                          ENDED              ($)              ($)          UNDERLYING    PAYMENTS(2)    SATION(3)
                                        APRIL 30,                                          OPTIONS (#)        ($)          ($)
==================================================================================================================================
OWSLEY BROWN II                           2000             779,021          792,000          27,557         415,846       12,960
Chairman of the Board and Chief           1999             719,160          654,835          25,361         325,920        8,400
Executive Officer                         1998             689,440          714,337          27,153         116,432        8,400
==================================================================================================================================
WILLIAM M. STREET                         2000             542,390          564,960          18,321         531,523       12,926
Vice Chairman; President and Chief        1999             517,013          467,255          16,478         391,516        8,400
Executive Officer, Brown-Forman           1998             497,117          510,074           3,857          74,072        8,400
BeveragesWorldwide
==================================================================================================================================
OWSLEY BROWN FRAZIER                      2000             443,864          264,000           6,773         219,683      247,614
Vice Chairman (retired May 2000)          1999             425,623          214,813           8,204         170,694      291,550
                                          1998             413,560          236,705           4,782          58,406        8,400
==================================================================================================================================
STEVEN B. RATOFF                          2000             417,583          196,152           8,844         248,804       10,944
Executive Vice President                  1999             400,008          155,150           6,527         178,022        8,400
and Chief Financial Officer               1998             367,773          169,304           6,963               0        8,400
==================================================================================================================================
STANLEY A. KRANGEL                        2000             387,000          253,703           1,848         193,692        7,710
President, Lenox Incorporated             1999             350,955          225,147           1,967         164,520        6,000
                                          1998             214,400          118,526           1,957               0        6,000
==================================================================================================================================

Explanatory Notes:

We award up to 50% of long term bonus compensation as stock options, with the balance in cash to be paid at the end of each three-year performance period (it will then appear on this table as a long term compensation payout). Stock option values can increase or decrease; the present values (as of the grant date) of the stock option awards in the Long Term Compensation Awards column appear in the table on page 11.

(1)  Represents cash payments under the annual incentive plan.

(2) Represents Stock Appreciation Rights payouts, and cash payments under the long-term incentive plan.

(3) Represents our contributions to the Savings Plan and our payment of group term life insurance premiums on behalf of the Named Executive Officers, plus, for Mr. Frazier, a discounted current payment under the SERP for fiscal 1999 and 2000.

OPTION GRANTS UNDER THE OMNIBUS COMPENSATION PLAN

The Omnibus Compensation Plan covers both short term and long term bonuses. Stock options awarded in fiscal 2000 under this plan are described below.

We grant options with an exercise price of the fair market value of the underlying stock on the date of grant. Generally, options become exercisable three years after grant and must be exercised within ten years of grant. This year, we granted options for approximately 320,000 shares of our stock for long-term bonus awards to management participants. As required by the Omnibus Compensation Plan, we will buy all shares needed to exercise these options on the open market, so there will be no dilution of the equity of existing stockholders. We also granted options for approximately 490,000 shares to our salaried and hourly employees (as of September 1, 1999) involved in the beverage segment, including the Named Executive Officers, at a premium exercise price as a broad-based incentive plan. These options are not exercisable until May 1, 2006. The table below summarizes the grants to the Named Executive Officers.

====================================================================================================================================
                   NUMBER OF SHARES OF
                      CLASS B COMMON          PERCENT OF TOTAL OPTIONS
                     STOCK UNDERLYING           GRANTED TO EMPLOYEES          PER SHARE         EXPIRATION DATE:    PRESENT VALUE AS
     NAME            OPTIONS GRANTED               IN FISCAL YEAR           EXERCISE PRICE          APRIL 30,       OF GRANT DATE(1)
====================================================================================================================================
BROWN                     27,257                          9%                    62.25               04/30/09             486,810
                             300                           *                   100.00               08/31/07               5,358
STREET                    18,021                          6%                    62.25               04/30/09             321,855
                             300                           *                   100.00               08/31/07               5,358
FRAZIER                    6,473                          2%                    62.25               04/30/09             115,608
                             300                           *                   100.00               08/31/07               5,358
RATOFF                     8,544                          3%                    62.25               04/30/09             152,596
                             300                           *                   100.00               08/31/07               5,358
KRANGEL                    1,848                          1%                    62.25               04/30/09              33,005
====================================================================================================================================

 *     Less than 1%.

       (1) We used the Black-Scholes option pricing model to determine present value. We assumed a risk-free interest rate of 5.9%, stock price volatility of 26%, a yield of 1.9%, and option life of six years (to allow for voluntary early exercises and exercises that may accelerate as a result of disability, termination, retirement, or death).

AGGREGATED OPTION VALUES AT END OF FISCAL 2000

The following table summarizes all option grants that have been made to the Named Executive Officers through and including fiscal 2000.

====================================================================================================================================
                 NUMBER OF         VALUE
                  SHARES        REALIZED IN                NUMBER OF SHARES UNDERLYING        VALUE OF UNEXERCISED OPTIONS AT END OF
   NAME          ACQUIRED       FISCAL 2000                    UNEXERCISED OPTIONS                             FISCAL YEAR *
                 IN FISCAL       BY OPTION            ------------------------------------    --------------------------------------
                  2000 BY        EXERCISE
                  OPTION                              EXERCISABLE                                  EXERCISABLE
                 EXERCISE                             MAY 1, 2000            UNEXERCISABLE         MAY 1, 2000         UNEXERCISABLE
====================================================================================================================================
BROWN               0               0                    57,500                 52,918                707,167                0
STREET              0               0                     7,908                 34,799                 95,663                0
FRAZIER             0               0                    10,080                 14,977                123,684                0
RATOFF              0               0                    11,107                 15,371                114,266                0
KRANGEL             0               0                     3,584                  3,815                 40,639                0
====================================================================================================================================

     * This value is the total difference between the outstanding options' exercise price and $54.5625, the closing price of our Class B Common Stock on April 30, 2000.

RETIREMENT PLAN DESCRIPTIONS

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES RETIREMENT AND SAVINGS PLANS FOR OUR EXECUTIVES.
---------------------------------------------------------------------------

Our executives participate in several different retirement and savings plans:

(1) RETIREMENT PLANS: We maintain both tax-qualified retirement plans and non-qualified supplemental excess retirement plans. Most salaried employees participate in the Salaried Employees Retirement Plan. This plan provides monthly retirement benefits based on age at retirement, years of service and the average of the five highest consecutive years' compensation during the final ten years of employment. Retirement benefits are not offset by Social Security benefits and are normally payable at age 65. A participant's interest in plan benefits vests after five years of service. The following table shows the estimated annual benefits (straight life annuity) payable upon retirement at normal retirement age to participants at specified levels of compensation and years of service:


    ============================================================================
    AVERAGE ANNUAL HIGHEST 5
       CONSECUTIVE YEARS'                  YEARS OF SERVICE CLASSIFICATION
      COMPENSATION DURING          ---------------------------------------------
         FINAL 10 YEARS            10 YEARS         20 YEARS           30 YEARS
    ============================================================================
          $  400,000               $ 68,421         $136,841          $  205,262
          $  800,000               $138,421         $276,841          $  415,262
          $1,200,000               $208,421         $416,841          $  625,262
          $1,600,000               $278,421         $556,841          $  835,262
          $2,000,000               $348,421         $696,841          $1,045,262
    ============================================================================

Federal tax law limits the benefits that we might otherwise pay to key employees under "qualified" plans such as the Salaried Employees Retirement Plan. Therefore, for certain key employees, we also maintain a non-qualified Supplemental Excess Retirement Plan (SERP). The SERP provides retirement benefits to make up the difference between a participant's accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. SERP participants may choose to get a discounted current cash payment instead of a SERP retirement benefit. The SERP also provides supplemental retirement benefits for certain key employees who join us in mid-career, subject to special vesting requirements.

For the Named Executive Officers, covered compensation for fiscal 2000 for these plans and service credited as of April 30, 2000, were as follows: Owsley Brown II, $1,433,856 and 30 years; William M. Street, $1,009,645 and 30 years; Owsley Brown Frazier, $658,677 and 30 years; Steven B. Ratoff, $572,733 and 6 years; and Stanley A. Krangel, $612,144 and 5 years.

(2) SAVINGS PLAN: Subject to a maximum the IRS sets annually ($10,500 for calendar 2000), most participants in our Savings Plan may contribute between 2% and 15% of their compensation to their Savings Plan accounts. Our match of participants' contributions is currently 4.25% (on the first 5% of the employee's contribution), and vests fully after four years of service.

DIRECTOR COMPENSATION

--------------------------------------------------------------------------------
THIS SECTION DESCRIBES HOW WE COMPENSATE OUR DIRECTORS.
--------------------------------------------------------------------------------

We do not pay our three employee directors additional compensation for serving on our Board or its committees. We compensate our directors who are not employees at an annual rate of $25,000, payable in equal periodic installments, plus $1,300 per board meeting and $1,300 per committee meeting attended; committee chairmen receive an additional $650 for chairing committee meetings. directors may elect in advance of their one year term to receive their retainer (but not meeting fees) in the form of an equivalent value of stock options issued at the start of their terms. n addition, under the Non-Employee Director Compensation Plan, each director who is not an employee received options for $20,000 worth of Class B Common Stock (1,120 options with a per share exercise price of $62.25 each).(1) We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and we provide an additional travel allowance to directors who must travel to Board meetings from outside the United States.

--------

     (1) The present value of the options was determined using the Black-Scholes model described on page 11.

FIVE-YEAR PERFORMANCE GRAPH

--------------------------------------------------------------------------------
THIS CHART SHOWS HOW BROWN-FORMAN CLASS B COMMON STOCK HAS PERFORMED AGAINST THREE STOCK INDEXES OVER THE LAST FIVE YEARS.
---------------------------------------------------------------------------

This graph compares the cumulative total stockholder return on our Class B Common Stock against three indexes which include that stock: the Standard & Poor's 500 Stock Index, the Dow Jones Consumer Non-Cyclical Index (82 companies), and the S&P Beverage Alcohol Index (4 companies). As a diversified producer of both beverage alcohol products and consumer durables including china, crystal, luggage, and silverware, our business does not easily fit into specific industry indexes. We included the Dow Jones Consumer Non-Cyclical Index as a diversified index, even though portions of our business are somewhat cyclical. While the S&P Beverage Alcohol index might appear to be a reasonable one against which to measure our stock's performance, it contains only four companies, and those are unevenly matched in relative market capitalization.(1) Overall, we believe it is best to compare the cumulative total stockholder return on our Class B Common Stock not to a single index, but rather to trends shown by a review of several indexes.

These numbers assume that $100 was invested in our Class B stock and in each index on April 30, 1995, and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The cumulative returns shown on the graph represent the value that these investments would have had on April 30 in the years since 1995.

                                          [GRAPH]


                             ----------------------------------------------------
                             1995      1996      1997     1998      1999     2000
=================================================================================
Brown-Forman Class B         $100      $123      $161     $185      $245     $185
---------------------------------------------------------------------------------
S&P 500                      $100      $130      $163     $230      $280     $308
---------------------------------------------------------------------------------
S&P Beverage Alcohol         $100      $123      $153     $184      $258     $246
---------------------------------------------------------------------------------
DJ Consumer Non-Cyclical     $100      $134      $182     $247      $278     $222
---------------------------------------------------------------------------------


--------

     (1) Relative capitalization shown in parentheses: Anheuser-Busch Companies (59%); The Seagram Company Ltd. (31% -- and has substantial holdings outside the beverage alcohol business); Adolph Coors Company (4%); and Brown-Forman (6%).

OTHER INFORMATION

--------------------------------------------------------------------------------
THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU CAST YOUR
VOTE.
--------------------------------------------------------------------------------

TRANSACTIONS WITH MANAGEMENT
James S. Welch, a director through November 18, 1999, is Of Counsel to Ogden Newell & Welch, a Louisville law firm that rendered services to us during fiscal 2000. We also plan to use this firm's services in fiscal 2001. In addition, another of our directors, Jerry E. Abramson, is Of Counsel with the Louisville law firm of Brown, Todd & Heyburn, PLLC. We may use this firm's services in fiscal 2001.

Mr. Barry D. Bramley receives compensation for serving as the non-executive Chairman of the Board of Directors of Lenox, Incorporated. As Chairman, Mr. Bramley received an annualized retainer of $218,000, paid in monthly installments, as well as reimbursement for all reasonable and necessary expenses incurred in performing the duties of Chairman. The total retainer paid to Mr. Bramley under this arrangement during fiscal 2000 was $229,013.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS
Our Board has appointed PricewaterhouseCoopers, LLP as the independent certified public accountants to audit our consolidated financial statements for the fiscal year ending April 30, 2001. Through its predecessor, Coopers & Lybrand L.L.P., PricewaterhouseCoopers, LLP has served us in this capacity continuously since 1933. We know of no direct or material indirect financial interest that PricewaterhouseCoopers, LLP has in us or any of our subsidiaries, or of any connection with us or any of our subsidiaries by PricewaterhouseCoopers, LLP in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

A PricewaterhouseCoopers, LLP representative will attend the annual meeting, will be given the opportunity to make a statement if he wants to, and will be available to respond to appropriate questions.

OTHER PROPOSED ACTION
As of June 30, 2000, we know of no business to come before the meeting other than the election of directors. If any other business should properly be presented to the meeting, however, the proxies will be voted in accordance with the judgment of the persons holding them.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
If you have a proposal you want to be considered at the 2001 Annual Meeting of Stockholders and to be included in the proxy materials for that meeting, we must receive it in writing by March 5, 2001.

                                        By Order of the Board of Directors
                                        MICHAEL B. CRUTCHER
                                        Secretary

                                        Louisville, Kentucky
                                        June 30, 2000

P

R

O

X

Y

                            BROWN-FORMAN CORPORATION

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

              FOR USE BY HOLDERS OF SHARES OF CLASS A COMMON STOCK
                  ANNUAL STOCKHOLDERS' MEETING, JULY 27, 2000


THE UNDERSIGNED hereby appoint(s) Owsley Brown II, Michael B. Crutcher, and William M. Street, and each of them attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation standing of record in the name of the undersigned at the close of business on June 19, 2000, at the Annual Meeting of Stockholders of the Corporation, to be held on July 27, 2000, and at all adjourned sessions thereof, in accordance with the Notice and the Proxy Statement received, for the election of directors of the Corporation, and upon such other matters as may properly come before the meeting.


Election of Directors, Nominees:                          Change of Address

Jerry E. Abramson; Barry D. Bramley;                  --------------------------
Geo. Garvin Brown III; Owsley Brown II;
Donald G. Calder; Owsley Brown Frazier;               --------------------------
Richard P. Mayer; Stephen E. O'Neil;
William M. Street; Dace Brown Stubbs                  --------------------------

                                                      --------------------------
                                                      (If you have written in
                                                      the above space, please
                                                      mark the corresponding
                                                      box on the reverse side
                                                      of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                               ----------------
                                                               SEE REVERSE SIDE
                                                               ----------------

---      PLEASE MARK
 X       YOUR VOTES AS IN
---      THIS EXAMPLE


The proxy, when properly executed will be voted in the manner directed below by the undersigned stockholder(s).
If no direction is made, this proxy will be voted FOR the election of the directors named.

--------------------------------------------------------------------------------
                  FOR*        WITHHELD
1. Election of   ------        ------        2. In their discretion, the Proxies
   Directors                                    are authorized to vote upon such
(see reverse)    ------        ------           other business as may properly
                                                come before the meeting

                                                ---------      Change of
                                                               Address on
                                                ---------      Reverse Side

* For all nominee(s), except vote withheld from the following:

--------------------------------------
--------------------------------------------------------------------------------















SIGNATURE(S)                                     DATE                     , 2000
            ------------------------------------      --------------------
NOTE: Please mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy must be signed exactly as the name or names appear above. If you are signing as a trustee, executor, etc., please so indicate.